Exhibit 10.5

KEY ENERGY SERVICES, INC.
2013 PERFORMANCE UNIT PLAN

1.Purpose; Eligibility.
1.1    General Purpose.  The name of this plan is the Key Energy Services, Inc. 2013 Performance Unit Plan (this “Plan”). The purpose of this Plan is to enable Key Energy Services, Inc., a Maryland corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.
1.2    Eligible Award Recipients.  The persons eligible to receive Awards are the Employees of the Company and its Affiliates.
1.3    Awards.  Awards under the Plan will be Performance Units.
2.    Definitions.
2.1    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
2.2    “Award” means a grant of Performance Units under this Plan.
2.3    “Award Notice” means a writing, whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company), from the Company to Participant evidencing the terms and conditions of an individual Award. Each Award Notice shall be subject to the terms and conditions of this Plan.
2.4    “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cause” means (a) with respect to any Participant who is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, as defined therein and (b) with respect to all other Participants (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
2.7    “Change in Control” means:
(a)     a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event;
(b)     the dissolution or liquidation of the Company;
(c)     when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company; or
(d)     as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election cease to constitute a majority of the Board.
As used in this definition of “Change in Control,” (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of Common Stock receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

Notwithstanding the occurrence of any of the foregoing events described above which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or probably would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.

2.8    “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any guidance and/or regulations promulgated thereunder.
2.9    “Committee” means the Board or a committee of one or more members of the Board appointed by the Board to administer this Plan in accordance with Section 3.5.
2.10    “Common Stock” means the common stock, $0.10 par value per share, of the Company.
2.11    “Company” has the meaning set forth in Section 1.1.
2.12    “Consultant” means any person, including an advisor (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of an Affiliate; provided that such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.
2.13    “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the fair market value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
2.14    “Detrimental Activity” means: (a) violation of the terms of any agreement with the Company or any of its Affiliates concerning non-disclosure, confidentiality, intellectual property, privacy, exclusivity, non-competition or non-solicitation; (b) disclosure of the Company’s or its Affiliates’ confidential information to anyone outside the Company or its Affiliates, without prior written authorization from the Company or its Affiliates, or in conflict with the interests of the Company or its Affiliates, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company or its Affiliates (or during or after the engagement of services if the Participant is or was a Consultant); (c) failure or refusal to disclose promptly or assign to the Company or its Affiliates all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company or its Affiliates (or during the engagement of services if the Participant is or was a Consultant), relating in any manner to the interests of the Company or its Affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its Affiliates to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant’s employment or consulting engagement for Cause; (e) any breach of a restrictive covenant contained in any employment agreement, Award Agreement or other agreement between the Participant and the Company or its Affiliates, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company or its Affiliates (or during or after the engagement of services if the Participant is or was a Consultant); (f) any attempt directly or indirectly to induce any Employee or Consultant of the Company or its Affiliates

to be employed or perform services or acts in conflict with the interests of the Company or its Affiliates; (g) any attempt, in conflict with the interests of the Company or its Affiliates, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company or its Affiliates; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company or its Affiliates; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or any of its Affiliates.
2.15    “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
2.16    “Effective Date” shall mean the date of Board or Committee adoption of this Plan.
2.17    “Employee” means any person employed by the Company or an Affiliate; provided, however, that Officers shall be “Employees” under this Plan only to the extent determined by the Committee, in its discretion. Mere service as a director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.19    “Final Stock Price” means the sum of (a) and (b) where (a) is the average closing stock price of the Common Stock for the last thirty (30) trading days of the Performance Period and (b) is any dividends paid per share over the Performance Period.
2.20    “First Performance Period” means the period from January 1, 2013 through December 31, 2013.
2.21    “Initial Stock Price” means the average closing stock price of the Common Stock for the thirty (30) trading days immediately preceding the Performance Period.
2.22    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.23    “Participant” means an Employee who has been granted an Award pursuant to this Plan and an Award Notice.
2.24    “Performance Period” means the First Performance Period and/or the Second Performance Period, as appropriate.
2.25    “Performance Unit” means a cash incentive award the unit value of which is determined with reference to the value of the Common Stock pursuant to the terms of Section 4.

2.26    “Plan” has the meaning set forth in Section 1.1.
2.27    “Proxy Peer Group” means Baker Hughes Incorporated (BHI); Basic Energy Services, Inc. (BAS); Exterran Holdings, Inc. (EXH); Helix Energy Solutions Group, Inc. (HLX); Noble Corporation (NE); Oceaneering International, Inc. (OII); Oil States International, Inc. (OIS); Patterson-UTI Energy, Inc. (PTEN); RPC, Inc. (RES); Superior Energy Services, Inc. (SPN); and Weatherford International Ltd. (WFT); or any other corporation selected by the Committee.
2.28    “Second Performance Period” means the period from January 1, 2014 through December 31, 2014.
2.29    “Total Shareholder Return” or “TSR” means the change in value of a share of Common Stock determined by dividing (a) by (b), where (a) equals the Final Stock Price minus the Initial Stock Price and (b) equals the Initial Stock Price.
3.    Administration.
3.1    Administration by Board.  This Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.
3.2    Powers of Committee.  The Committee shall have the power and authority to select and grant to Participants Awards pursuant to the terms of this Plan.
3.3    Specific Powers.  In particular, the Committee shall have the authority: (a) to construe, interpret and administer this Plan, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of this Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan; (d) to the extent permissible under applicable law, including the corporate law of the state in which the Company is incorporated, to delegate its authority to one or more Officers; (e) to determine when Awards are to be granted under this Plan and the applicable Date of Grant; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h)  to prescribe the terms and conditions of each Award, including medium of payment, provisions relating to earning Performance Units and right of repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (i) to amend any outstanding Awards, including for the purpose of modifying the time or manner of earning Performance Units, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent; (j) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (k) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (l) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of this Plan.
3.4    Decisions Final.  All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
3.5    The Committee. The Board may delegate administration of this Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of this Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case that the Committee is comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members (or of all of its members if there are only two members) and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by this Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
3.6    Indemnification.  In addition to such other rights of indemnification as they may have as directors or members of the Committee, and to the extent allowed by applicable law, the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
4.     Performance Units Awards.

4.1    Award Eligibility. The Committee will, in its sole discretion, designate which Employees will be eligible to receive Awards in respect of a Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Unit for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Unit shall be decided solely in accordance with the provisions of Section 4.3. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.
4.2    Award Determination. At such times as it shall determine, the Committee may grant Awards to Participants as determined by the Committee and in accordance with the terms of this Plan. An Award shall set forth a number of target Performance Units. The number of Performance Units that a Participant will actually earn will be determined in accordance with Section 4.3 hereof. Fifty percent (50%) of the target Performance Units comprising each Award will be measured with respect to the First Performance Period and fifty percent (50%) of the target Performance Units comprising of each Award will be measured with respect to the Second Performance Period.
4.3    Earning of Performance Units.
(a)     Criteria. The number of Performance Units earned in respect of a given Performance Period will be determined at the end of the Performance Period based on the relative placement of the Company within the group that consists of the Company and the Proxy Peer Group based on Total Shareholder Return as set forth in Section 4.3(b) below, as follows:

Company Placement In Proxy Peer Group for the Performance Period	Percentile Ranking In Proxy Peer Group	Performance Units Earned as a Percentage of Target
First	100%	200%
Second	91%	180%
Third	82%	160%
Fourth	73%	140%
Fifth	64%	120%
Sixth	55%	100%
Seventh	45%	75%
Eighth	36%	50%
Ninth	27%	25%
Tenth	18%	0%
Eleventh	9%	0%
Twelfth	0%	0%

As an example, and solely for avoidance of doubt, if the Company’s placement in the group that consists of the Company and the Proxy Peer Group for the First Performance Period is second, the Participant will earn a number of Performance Units for the First Performance Period equal to the product of (a) the number of target Performance Units, times (b) 50%, times (c) 180%. If the Company’s placement in the group that consists of the Company and the Proxy Peer Group for the Second Performance Period is fourth, the Participant will earn a number of Performance Units for the Second Performance Period equal to the product of (a) the number of target Performance Units, times (b) 50%, times (c) 140%.
(b)    Proxy Peer Group TSR. In order to determine the Company’s placement, total shareholder return will be calculated by the Committee for all members of the Proxy Peer Group on the same basis as Total Shareholder Return is calculated for the Company.

(c)     Employment Condition. Except as provided in Section 4.4(a) hereof, a Participant must be employed by the Company or an Affiliate on the payment date in respect of an Award to be eligible for payment with respect to such Award.

(d)      Certification. Following the completion of a Performance Period, the Committee or its designee shall review and certify in writing whether, and to what extent, the performance goal for the Performance Period has been achieved and, if so, calculate and certify in writing the number of Performance Units that the Participant earned for such period based upon the Company’s TSR relative to the Proxy Peer Group.

4.4    Payment.
(a)    Timing. Payment in respect of an Award will be made in cash, less applicable withholding amounts, within sixty (60) days following the end of the applicable Performance Period, subject to a Participant’s continuing employment with the Company or an Affiliate through the payment date; provided, that, payment with respect to a Performance Period will still be made in the case of a Participant’s death or Disability following the end of the Performance Period but prior to the payment date for such Performance Period.

(b)     Amount. The amount payable to a Participant in respect of a Performance Period will be equal to the product of (i) and (ii) where (i) is the number of Performance Units earned for the Performance Period, as determined by the Committee in accordance with Section 4.3, and (ii) is the closing price per share of Common Stock for the last trading day of the Performance Period.

5.    Miscellaneous.
5.1    Acceleration of Earning of Award.  The Committee shall have the power to accelerate the time at which a Participant may earn an Award, or any portion thereof, in accordance with this Plan, notwithstanding the provisions in the Award stating the time at which such Award will be earned and in connection with any such acceleration to adjust the TSR calculations and any related matters to reflect the acceleration. In the event that the Committee accelerates the earning of any portion of an Award, payment in respect of such portion shall be made as soon as reasonably practicable following the date as of which such portion is earned, but in no event later than March 15 of the calendar year immediately following the calendar year containing the date the Award is earned.
5.2    Stockholder Rights.  Except as provided in this Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award.
5.3    No Employment or Other Service Rights.  Nothing in this Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment of an Employee with or without notice and with or without Cause.
5.4    Transfer, Approved Leave of Absence.  For purposes of this Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
5.5    Withholding Obligations.  The Company shall have the right to withhold from any payment due hereunder an amount equal to the minimum required withholding obligation in respect of any federal, state or local tax.
5.6    Designation of Beneficiary. A Participant shall have the right to appoint any individual or legal entity, in writing, on a form prescribed by and filed with the Committee, as his beneficiary to receive payment of an Award upon the Participant’s death to the extent provided under Section 4.4(a). Such designation may be revoked by the Participant at any time and a new beneficiary may be appointed by the Participant by execution and submission to the Committee of a revised beneficiary designation form. In order to be effective, a designation of beneficiary must be completed by the Participant and received by the Committee, or its designee, prior to the date of the Participant’s death. In the absence of a designation, the Participant’s beneficiary shall be the legal representative of the Participant’s estate.
5.7    Incapacity of Participant or Beneficiary. If any person holding an Award or otherwise entitled to receive a payment under this Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for a payment hereunder, then, unless and until a claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made by or to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Committee, the Company and the Plan therefor.

5.8    Electronic Delivery. The Committee may, in its sole discretion, deliver any documents related to an Award by electronic means. To participate in the Plan, a Participant consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Committee or a third party vendor designated by the Committee.
6.    Adjustments Upon Changes in Stock.
Awards granted under this Plan will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock subject to the Awards to the extent necessary to preserve the economic intent of such Award in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the Date of Grant of any such Award. Such adjustment shall be conclusive and binding for all purposes. Notwithstanding the above, in the event of any of the following: (a) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (b) all or substantially all of the assets of the Company are acquired by another person; (c) the reorganization or liquidation of the Company; or (d) the Company shall enter into a written agreement to undergo an event described in clause (a), (b) or (c) above, then the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event.

7.    Effect of Change in Control
7.1    Effect on Awards. In the event of a Change in Control, subject to the terms of the applicable Award Notice, all incomplete Performance Periods in respect of an Award in effect on the date the Change in Control occurs shall end on the date of such event, and the Committee shall (i) determine the extent to which a Participant has earned Performance Units in accordance with the guidelines set forth in Section 4.3, and (ii) cause to be paid to the applicable Participant an amount, if any, in respect of such Performance Units based upon such determination by the Committee, such payment to be made within sixty (60) days following the date the Change in Control occurs.
7.2    Cancelation. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days’ advance notice to the affected Participants, cancel any outstanding Awards and pay to the Participants, in cash, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event, such payment to be made within sixty (60) days following the date the Change in Control occurs.

7.3    Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
8.    Amendment of the Plan and Awards.
8.1    Termination of the Plan. This Plan shall terminate automatically upon the satisfaction of the Company’s obligations hereunder following the end of the Second Performance Period. The Committee may suspend or terminate this Plan at any earlier date pursuant to Section 8.2 hereof. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.
8.2    Amendment/Suspension of Plan.  The Committee at any time, and from time to time, may amend, suspend or terminate this Plan.
8.3    No Impairment of Rights.  Rights under any Award granted before amendment of this Plan shall not be impaired by any amendment of this Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
8.4    Amendment of Awards.  The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
9.    General Provisions.
9.1    Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. This Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in this Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.
9.2    Other Provisions.  The Award Notices authorized under this Plan may contain such other provisions not inconsistent with this Plan, as the Committee may deem advisable.
9.3    Cancellation and Rescission of Awards for Detrimental Activity.
     (a)     Upon payment pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.

(b)     Unless the Award Notice specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unpaid Awards at any time if the Participant engages in any Detrimental Activity.

(c)     In the event a Participant engages in Detrimental Activity after any payment pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such payment may be rescinded within one (1) year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any payment received pursuant to an Award, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set-off against the amount of any such payment.

9.4    Effective Date of Plan.  This Plan shall become effective as of the Effective Date.
9.5    Choice of Law. The laws of the State of Maryland shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.